U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                  Date of Report: June 2, 1997




                       IRON HOLDINGS CORP.
             (f/k/a Comstock Tailings Company, Inc.)
     (Exact name of registrant as specified in its charter)



                             NEVADA
         (State or other jurisdiction of incorporation)



                0-24590                       84-1275559
         (Commission File No.)               (IRS Employer
                                           Identification No.)



              88-90 103rd Ave.
             Ozone Park, N.Y.                    11417
(Address of principal executive offices)       (Zip code)






Registrant's telephone number, including area code:
(718) 323-4537

Item 5.  Other Events

     Effective April 21, 1997, the Company issued options to purchase an aggregate of 2,800,000 shares of its common stock in favor of Anchor Capital Management, Ltd. ("Anchor"), a corporation organized under the laws of the Turks & Caicos Islands, with its principal place of business located at Suite D18, Market Place, Providenciales, Turks and Caicos Islands, B.W.I. The Company has relied upon the exemption from registration provided under Regulation S, as promulgated under the Securities Act of 1933, as amended, in issuing said options, as well as in expectation of Anchor exercising all or any portion of its options.

     In consideration for the issuance of the stock options referenced above, the Company received consideration totalling
$28,000 (US). The exercise price of each option was established at $1.50 per share, which was arrived at through arms length negotiations between the Company and Anchor, as the Company's common stock is not trading as of the date of this report.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IRON HOLDINGS CORP.



                                   By:/s/ Anthony Gurino
                                      Anthony Gurino,
                                      President

Dated:  June 2, 1997